UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Sync Street Morrisville, North Carolina	27560-5468
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SYNH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 2, 2023, Syneos Health, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated May 10, 2023, by and among the Company, Star Parent, Inc., a Delaware corporation (“Parent”), and Star Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

As of June 26, 2023, the record date for the determination of stockholders entitled to vote at the Special Meeting, there were 103,714,183 shares of the Company’s Class A common stock outstanding and entitled to vote, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 78,143,780 shares of the Company’s Class A common stock, representing approximately 75.34% of the shares outstanding and entitled to vote, were present by remote communication or represented by proxy, constituting a quorum for the transaction of business at the Special Meeting.

At the Special Meeting, the Company stockholders considered three proposals, each of which is described in more detail in a definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2023 and the supplemental disclosure to the proxy statement filed by the Company with the SEC on July 26, 2023. The final results regarding each proposal are set forth below.

Proposal No. 1 - To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,767,340	192,248	184,192	—

The Merger Proposal was approved by the requisite vote of the Company stockholders.

Proposal No. 2 - To approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Executive Compensation Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,392,552	2,515,035	236,193	—

The Executive Compensation Proposal was approved by the requisite vote of the Company stockholders.

Proposal No. 3 - To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,127,768	4,816,979	199,033	—

The Adjournment Proposal was approved by the requisite vote of the Company stockholders.

Adjournment of the Special Meeting was deemed not necessary or appropriate and therefore the meeting was not adjourned to another date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date: August 3, 2023	By:	/s/ Jonathan Olefson
	Name:	Jonathan Olefson
	Title:	General Counsel and Corporate Secretary